As filed with the Securities and Exchange Commission on August 8, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Themes ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered	IRS Employer Identification Number
Leverage Shares 2x Capped Accelerated COIN Monthly ETF	Cboe BZX Exchange, Inc.	39-2689105
Leverage Shares 2x Capped Accelerated MSTR Monthly ETF	Cboe BZX Exchange, Inc.	39-2675179
Leverage Shares 2x Capped Accelerated NVDA Monthly ETF	Cboe BZX Exchange, Inc.	39-2718134
Leverage Shares 2x Capped Accelerated PLTR Monthly ETF	Cboe BZX Exchange, Inc.	39-2744513
Leverage Shares 2x Capped Accelerated TSLA Monthly ETF	Cboe BZX Exchange, Inc.	39-2792036

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-271700

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 37  to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-271700 and 811-23872), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001829126-25-004239) on June 4, 2025, which is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Leverage Shares 2x Capped Accelerated COIN Monthly ETF, Leverage Shares 2x Capped Accelerated MSTR Monthly ETF, Leverage Shares 2x Capped Accelerated NVDA Monthly ETF, Leverage Shares 2x Capped Accelerated PLTR Monthly ETF and Leverage Shares 2x Capped Accelerated TSLA Monthly ETF is hereby also incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated February 22, 2023 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

B.	Registrant’s Amended Agreement and Declaration of Trust dated June 28, 2023 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on June 30, 2023 (Accession Number: 0001829126-23-004513).

C.	Registrant’s By-Laws dated February 22, 2023 are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Themes ETF Trust
August 8, 2025

/s/ Jose Gonzalez
Jose Gonzalez
President

2